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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference herein of our report dated January 16, 1996 with respect to the consolidated balance sheets of Calypte Biomedical Corporation and subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three year period ended December 31, 1995, which report appears in the registration statement on Form S-1 of Calypte Biomedical Corporation dated July 26, 1996.


                                       /s/ KPMG PEAT MARWICK LLP

                                           KPMG PEAT MARWICK LLP


San Francisco, California
Date:  November 22, 1996